EXHIBIT 10.3

                                PURCHASE CONTRACT


     THIS AGREEMENT made and entered into this 10th day of December, 1996, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and CRENSHAW-SINGLETON PROPERTIES, a Virginia General Partnership, (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

                      1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as FRANKLIN TOWERS APARTMENTS located in RICHMOND, VA, with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 128 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property all of which is currently on the premises, except as set forth on the attached Exhibit B (all such real and personal property included in the sale hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

                      2.1 Purchase Price. The total purchase price shall be FOUR MILLION TWO HUNDRED FORTY TWO THOUSAND FIVE HUNDRED SEVENTY
FIVE DOLLARS ($4,242,575.00) as evidenced by cash or cash equivalent at closing.

                      2.2 Deposit. $100,000.00 to be placed in escrow (fully refundable together with any accumulated interest in the event that Purchaser shall reject the property pursuant to their right under Article VI) with Commonwealth Land Title Insurance Company as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                   ARTICLE III
                                  TITLE MATTERS

                      3.1 Marketable Title. Seller, shall convey good and marketable title by General Warranty Deed, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property.


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                             (A)  Title shall be free from any and all liens or
mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

                      3.2 Title Defects; Election to Cure. Purchaser shall obtain a commitment for Title Insurance, (the commitment). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within the Inspection Period (defined in Par. 6.2.2). The report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

                      3.3 Election Not to Cure Defects. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV
                                   PRORATIONS

                      4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to the 1st day of the month of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

                      4.2 Closing Costs. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

                      4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.


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                      4.4    Prior Lease Concessions.  Seller shall pay to
Purchaser, in a lump sum at closing, all future monetary concessions which Seller has given to tenants under leases existing at the time of closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

                      5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

                      6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

                             (A)     Receipt by Purchaser of an engineering
report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have until the end of the Inspection Period in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                             (B)     The receipt by Purchaser of Seller
documents described in 7.2 below.

                             (C)     On the condition that Sellers
representations and warranties described in Article VIII below remain true and correct.

                             (D)     On the condition that there have been no
material or adverse changes to the property or leases.

                             (E)  Seller acknowledges that Purchaser is a public
entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                             (F)  Survey which shall show no encroachments onto
the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such

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encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to
(i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

                      6.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

                      6.2.1 Preparation for Inspection. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contracts, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years if available; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief.

                      6.2.2 Inspection of Books and Records; Access. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have 30 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.


                      6.2.3 Right of Termination During Inspection Period. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion,

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with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

                      6.2.4 "Rent Ready". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

                      6.2.5 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                   ARTICLE VII
                                     CLOSING

                      7.1    Closing.   Closing will be held within 60 days from
the completion of the inspection period, at such place and at such time as the parties may agree.

                      7.2 Seller's Deliveries. At closing, Seller shall execute and deliver to Purchaser the General Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

                             (A)  A Bill of Sale, with warranty of title
transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

                             (B)  Originals or copies of all signed leases and
rental agreements in effect with tenants of the Property.

                             (C) All security deposits made by such tenants.
Seller will give the tenants the required notice of such transfer in compliance with the laws of Virginia.


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                             (D)     An affidavit of Seller in such form as will
cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

                             (E)     A rent roll certified by Seller to be true
and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                             (F)     An affidavit of Seller that to the best of
its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

                             (G)     Seller shall provide, a certificate from a
licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

                             (H)     Assignments of all Seller's interest in the
following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property,
(3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                             (I)     Assignments of all warranties and
guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

                             (J)     Consent of the Seller's authorized officer
to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

                             (K)     Provide documents for the transfer of the
telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

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                             (L)     Satisfactory evidence of the power and
authority of Seller to enter into and consummate this agreement, including but not limited to:

                                 (i)          An opinion of Seller's counsel, in
a form satisfactory to Purchaser, stating that:

                                              (a)  The individual(s) executing
the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.
                                              (b)  That the partner or officer
can bind the Partnership or Corporation.

                             (M)     Affidavit that Seller has no actual
knowledge of the presence of asbestos and/or any other hazardous material at the Property.

                             (N)  Seller shall provide a satisfactory and valid
written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                             (O)  A notice letter to all the residents of the
apartment complex as to change of ownership in the form prepared by the Purchaser.

                             (P)  All such other documents as are normally
transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

                             (Q)  A representation letter as normally required
by auditors for a public company in the form attached hereto as Exhibit C. This clause shall survive closing for one year.

                      7.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

                              (A)  Pay to Seller the cash portion of the
purchase price, adjusted for the prorations herein provided for in Article IV.

                              (B)  Execute and deliver an assumption of
obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                              (C)  Deliver to the Seller a resolution of the
Purchaser that:

                                      (i)  This Agreement has been duly
authorized,

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executed and delivered by the Purchaser and is a valid and binding agreement of
Purchaser, and

                                       (ii)  Purchaser has complete unrestricted
power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.


                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

                      8.1 Representations of the Parties. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

                             (A)     That Seller, is the owner in fee simple of
the Property and has the power to convey same.

                             (B)     That Seller is not subject to any other
agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

                             (C)     All necessary action has been taken by
Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

                             (D)     Seller has no actual knowledge and has not
been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year the following closing.

                             (E)     Seller has no actual knowledge of any
patent or latent defect in the Property or any part thereof. This warranty shall survive for one year following closing.

                             (F)     Seller has no actual knowledge of any
existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

                             (G)     The Property abuts on and has direct
vehicular access to a public road.

                             (H)     All building and other improvements at the
Property are located entirely within the boundary lines of the Property.


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                             (I)     a.  Seller has no actual knowledge that any
part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This paragraph shall apply only to the period preceding closing.

                                      b.  Purchaser acknowledges that it is not
relying on Seller's compliance with the Americans with Disability Act.

                             (J)     That to the best knowledge of the Seller,
the drainage within the project is satisfactory and complies in all respects with all government regulation. This warranty shall survive for one year following closing.

                             (K)     That Seller is not a "foreign person"
within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                             (L)     That to the best of Seller's knowledge, the
Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

                             (M)     Seller covenants and agrees that, between
this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.


                      8.2 Continuation of Representations, Warranties and Covenants to the Date of Closing. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

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                      8.3    Breach of Representations, Warranties and
Covenants. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

                      9.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds, and any deductible, arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

                      9.2    Condemnation.     In the event of any actual or
threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either
(a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

                      9.3    Risk of Loss.   Prior to closing, all risks of loss
or damage by every casualty shall be borne by the Seller.


                                    ARTICLE X
                              BROKER'S COMMISSION

                      10.1 Commission. Purchaser agrees to pay a brokerage fee to First Union Mortgage Corporation, Richmond office, pursuant to a separate agreement between Purchaser and Broker. Said brokerage fee shall be deemed earned if, and only if,

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settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller shall not be obligated for any brokerage fees to any broker, and Purchaser agrees to hold Seller harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

                    11.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

                    11.2 Seller's Default. Upon Seller's default, the Purchaser, may cancel this Agreement and obtain a prompt return of the deposit. In addition, the Seller shall pay to the Purchaser $100,000 as liquidated damages, recognizing that the exact damages are difficult to assess and that there is an obligation to reimburse Purchaser for its time and expenses., in which case this Agreement shall be terminated and the parties released from all obligations hereunder.

                    11.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

                    12.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

                    12.2 Assignment. Purchaser may assign this Agreement without the consent of Seller.

                    12.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which

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it is held invalid, shall remain in full force and effect.

                    12.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

                    12.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

                    12.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

                    12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

                    12.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

                    12.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                                  ARTICLE XIII
                                     NOTICE

                    13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

                    To Seller:               Crenshaw-Singleton Properties
                                             1011 East Main Street
                                             Richmond, CA   23219

                    With a copy to Seller's Attorneys:



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                    To Purchaser:             Gus Remppies
                                              Cornerstone Realty Group, Inc.
                                              306 E. Main Street
                                              Richmond, VA  23219
                                              Fax No. 804-782-9302

                    With a copy to
                      Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                              Zuckerbrod & Taubenfeld
                                              575 Chestnut St., P.O. Box 488
                                              Cedarhurst, NY   11516
                                              Fax No. 516-374-3490

                      Additional copy to:     Steve Delaney, Esq.
                                              LeClair Ryan
                                              707 East Main Street - 11th Fl.
                                              Richmond, VA    23219

                    13.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or fax. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

                                   ARTICLE XIV
                               LIKE-KIND EXCHANGE

                    14.1 Like-Kind Exchange. Seller may wish to effect a tax free exchange pursuant to Section 1031 of the Internal Revenue Service Code of 1986 (the "Tax Code") in connection with Seller's Conveyance of the Property to Purchaser. Consequently, if prior to Settlement, Seller designates a property or properties (collectively the "Exchange Property"), Purchaser will use reasonable efforts to contract to acquire the Exchange Property for use in an exchange with Seller. Purchaser's obligation to contract to purchase the Exchange Property is specifically contingent upon (1) the conditions precedent set forth in paragraph
6.1 being satisfied, (ii) the costs of acquisition (including apportionments being equal to or less than the Purchase Price (including apportionments) for the Property, or if in excess of such Purchase Price, Seller's commitment and agreement to pay such excess in cash (the "Excess") at the closing of the acquisition of the Exchange Property, (iii) Seller's approval of the Exchange Property, (iv) Purchaser not becoming subject to any additional liability in connection with such exchange, (v) Purchaser assigning the contract to acquire the Exchange Property to a qualified Intermediary of the excess, if any, of the Purchase Price for the Property plus apportionments (over the purchase price for the Exchange Property plus acquisition costs and apportionments). Upon request of Seller, Purchaser will execute an appropriate escrow agreement

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deemed necessary by Seller's counsel to obtain for Seller the tax benefits allowed under Section 1031 of the Internal Revenue Code of 1986 (Purchaser not to bear any such tax benefits), provided that such escrow agreement clearly limits Purchaser's obligations and liability to the delivery of the proceeds of the Purchase Price to the qualified Intermediary.

                    14.2 Hold Harmless. At closing, Seller will deliver to Purchaser an agreement to hold the Purchaser harmless as to any claims as a result of the Like-Kind Exchange set forth in paragraph 14.1 and an opinion of counsel as to the validity of the transaction.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

CRENSHAW-SINGLETON PROPERTIES


By: /s/ [illegible]
   ____________________________

Its: Managing Partner
    ___________________________

PURCHASER:

CORNERSTONE REALTY GROUP, INC.


By: /s/ S. J. Olander
    ____________________________

Its:  Senior Vice President
     ___________________________

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